SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2005

SOFTBRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Two Meridian Crossings, Suite 800
Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

a.  On Wednesday, September 28, 2005, the Compensation Committee of SoftBrands approved, and effective October 1, 2005, SoftBrands executed with George Ellis, its Chief Executive Officer, a Transition Agreement under which Mr. Ellis will remain Chief Executive Officer and Chairman of the Board of Directors through December 31, 2005, will become Executive Chairman of the Board of Directors effective January 1, 2006 and until December 31, 2006 or, if requested by the Company, December 31, 2007, and will remain Chairman of the Board of Directors until at least December 31, 2008.  The Transition Agreement provides for the continuation of Mr. Ellis’ current salary and bonus through December 31, 2005, and thereafter for payment of an annual chairman fee for his services as Chairman of the Board of $100,000, and a salary while he remains Executive Chairman of $200,000 per year.  The Transition Agreement also provides that Mr. Ellis will be entitled to receive a stock option to purchase 50,000 shares of SoftBrands common stock on January 1, 2006, that he will be reimbursed for a portion of his office and secretarial expense through 2007, and that he will be paid severance benefits if his position as Executive Chair is not renewed for 2007.  The Transition Agreement replaces the existing employment agreement of Mr. Ellis effective January 1, 2006.

Effective January 1, 2006, Randal Tofteland, currently a Director, the President and the Chief Operating Officer of SoftBrands, will become Chief Executive Officer and will remain President and a Director.

b.  On Wednesday September 28, 2005, in addition to the compensation package for Mr. Ellis, the Compensation Committee of SoftBrands approved an increased salary of $350,000 and targeted fiscal 2006 bonus of $325,000 for Mr. Tofteland effective as of January 1, 2006 when he assumes the role of Chief Executive Officer, and a fiscal 2006 salary of $275,000 and targeted bonus of $125,000 for David Latzke, the Senior Vice President, Chief Financial Officer and Secretary of SoftBrands.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)  On September 28, 2005, and in accordance with authority delegated from the Board of Directors, the Compensation Committee of SoftBrands approved the appointment of Randal Tofteland as Chief Executive Officer and President of SoftBrands, effective January 1, 2006, and the appointment of George Ellis as Executive Chairman effective such date.

Item 7.01.  Regulation FD Disclosure

On October 3, 2005, SoftBrands issued a press release, a copy of which is furnished herewith, announcing the appointment, effective January 1, 2006, of Randal Tofteland to the position of Chief Executive Officer and of George Ellis to the position of Executive Chairman

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

99.0         Press Release dated October 3, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2005

SOFTBRANDS, INC.

/s/ David G. Latzke
David G. Latzke, Senior Vice President, Chief
Financial Officer and Secretary